United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2021
Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

200 East Randolph Drive,	Chicago,	IL	60601
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(312)	782-5800
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	JLL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 2, 2021, Jones Lang LaSalle Incorporated (the “Company”) announced the appointment of Kylie Kendrick, 47, as Chief Operating Officer of the Company, a newly established role at the Company, effective June 7, 2021 (“Start Date”). Ms. Kendrick will report to the Company’s Chief Executive Officer and President, Christian Ulbrich.
Ms. Kendrick joins the Company from HSBC in London where she was Managing Director – Global Head of Wholesale Banking Operations since November 2019. Her prior experience includes over 16 years of business management, operations, transformation and strategy roles at large-scale financial institutions including, most recently at Lloyds Banking Group Plc where between 2010 and 2019 she served as chief operating officer of various business groups, and prior to that at Deutsche Bank AG, Barclays Plc and Deloitte Consulting LLP.
Pursuant to an offer letter dated March 23, 2021 with respect to her employment as Chief Operating Officer of the Company, Ms. Kendrick will:
(i)    receive an annual base salary of £385,000 per annum (based on a conversion from $500,000);
(ii)    be eligible to receive an annual target bonus of £1,155,000 for 2021 (based on a conversion from $1,500,000), with a minimum annual cash bonus for 2021 of £808,500 (70% of annual target bonus with no adjustments for less than a calendar years’ service);
(iii)    participate in the Senior Leader Long-Term Incentive Plan (“Senior Leader LTIP”), with a total grant value of $1,000,000 awarded 50% in performance stock units (‘PSUs’) and 50% in restricted stock units (‘RSUs’);
(iv)    receive an additional one-time grant of $300,000 in RSUs (“One-Time Grant”); and
(v)    receive a sign-on bonus of £330,000, with £165,000 paid after her Start Date (subject to pro-rata repayment if Ms. Kendrick leaves the employment of the Company voluntarily or is terminated for cause within one year of such payment) and £165,000 to be paid after the first anniversary of her Start Date (so long as Ms. Kendrick is still employed by the Company on that date).
Each of the PSUs and RSUs will be granted in 2021 provided Ms. Kendrick remains employed on the grant date. Each of the PSUs and RSUs granted under the Senior Leader LTIP will vest in accordance with and subject to the applicable grant agreement and performance metrics, and subject to JLL’s 2019 Stock Award Incentive Plan. The RSUs granted as the One-Time Grant will cliff vest after the third anniversary of their grant in accordance with and subject to the applicable grant agreement, and subject to JLL’s 2019 Stock Award Incentive Plan.
The terms of Ms. Kendrick’s employment with the Company contemplate that she will relocate from London to Chicago, with the Company providing support for such move in accordance with the Company’s Global Mobility practices.
There are no arrangements or understandings between Ms. Kendrick and any other persons pursuant to which she was named to this position with the Company. Ms. Kendrick does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Ms. Kendrick has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.
Item 7.01  Regulation FD Disclosure.
A copy of the press release issued by the Company announcing Ms. Kendrick’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

EXHIBIT INDEX

99.1	News release issued by Jones Lang LaSalle Incorporated on June 2, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2021
Jones Lang LaSalle Incorporated

By: /s/ Alan K. Tse
Name: Alan K. Tse
Title: Global Chief Legal Officer